Exhibit 31.1

CERTIFICATION

I, Martin Wade III, certify that:

1.

I have reviewed this Form 10-KSB/A of Broadcaster, Inc.;

2.

Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date: December 29, 2006.

/s/ Martin Wade III
Martin Wade III Chief Executive Officer (Principal Executive Officer)